Exhibit 2.4

AMENDMENT No. 1

TO

ASSET PURCHASE AND LICENSE AGREEMENT

between:

RESTORAGEN, INC.,

a Delaware corporation;

and

COOLIDGE & COMPANY, INC.

a Delaware corporation.

Under Date of March 24, 2003

Amendment Dated: May 12, 2003

THIS AMENDMENT NO.1, under date of May 12, 2003, TO THE ASSET PURCHASE AND LICENSE AGREEMENT (the “Agreement”), entered into as of March 24, 2003 by and between  RESTORAGEN, INC. and COOLIDGE & COMPANY, INC.

RECITALS

WHEREAS, as contemplated in the Agreement, Coolidge & Company, Inc. (“C&CO”) has assigned, conveyed and transferred all of its right, title, interest and obligations under the Agreement to GHRCO, LLC, a Delaware limited liability company, (“GHRCO”) and GHRCO has accepted such assignment, transfer and conveyance and has assumed all such obligations without recourse to C&CO;

AND WHEREAS, the parties desire to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of  the foregoing and the covenants and other provisions of the Agreement, and intending to be legally bound hereby, the parties further agree as follows:

AMENDMENT NO. 1 TO THE AGREEMENT

1.                                      SUBSTITUTION OF GHRCO FOR C&CO.

GHRCO is hereby substituted for C&CO in all respects relative to the provisions of the Agreement, as if GHRCO were the original signatory of the Agreement in lieu of C&CO; and, accordingly, all rights, interests, obligations and duties, formerly applicable to C&CO under the Agreement are now fully and completely applicable to GHRCO.  C&CO shall have no further rights, obligations or duties of any nature whatsoever under the Agreement.

2.                                      AMENDMENT TO EXHIBIT E OF THE AGREEMENT

Exhibit E to the Agreement is hereby amended and restated as set forth in the attachment hereto.

In all other respects, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No.1 to the Agreement, including the attached Exhibit, which is incorporated herein by reference.

RESTORAGEN, INC.

By:	/s/ Ashleigh W. Palmer
Ashleigh W. Palmer
Chief Executive Officer

GHRCO, LLC

By:	/s/ Thomas R. Coolidge
Thomas R. Coolidge
Manager

COOLIDGE & COMPANY, INC.

By:	/s/ Thomas R. Coolidge
Thomas R. Coolidge
President

AMENDMENT NO. 1

EXHIBIT E

GRF PATENT PORTFOLIO

Restoragen,  Inc. – GRF Patents

COUNTRY	REFERENCE#	TYPE	FILED	SERIAL#	ISSUED	PATENT#	STATUS

A. METHOD AND TREATMENT COMPOSITION FOR DECREASING PATIENT TIME IN CATABOLIC STATE AFTER TRAUMATIC INJURY
Inventors: GUTNIAK, MARK K.; COOLIDGE, THOMAS R.; RECKER, ROBERT R.; WAGNER, FRED W.
UNITED STATES	P00130US0	NEW	3/24/1995	08/410,353	12/23/1997	5,700,775	ISSUED

B. TREATMENT FOR OSTEOPOROSIS USING HGRF(1-44)NH2
Inventors: RECKER, ROBERT R.
UNITED STATES	P01277US0	NEW	9/27/1985	780,949	12/1/1987	4,710,382	ISSUED

C. TREATMENT FOR OSTEOPOROSIS USING GRF OR A BIOLOGICALLY ACTIVE ANALOG THEREOF
Inventors: RECKER, ROBERT R.
UNITED STATES	P01278US0	NEW	7/31/1987	80,110	9/26/1989	4,870,054	ISSUED

D. TREATMENT FOR OSTEOPOROSIS USING GROWTH HORMONE RELEASING FACTOR (GRF) IN COMBINATION WITH PARATHYROID HORMONE (PTH)
Inventors: RECKER, ROBERT R.
UNITED STATES	P01600US0	NEW	11/26/1990	07/617,543			ABANDONED
UNITED STATES	P01600US1	CON	11/4/1991	07/787,651	11/17/1992	5,164,368	ISSUED

GERMANY	P01600DE0	DCA	11/1/1991	92900612.0	3/26/1997	69125394.3	ISSUED

FRANCE	P01600FR0	DCA	11/1/1991	92900612.0	3/26/1997	0559751	ISSUED

UNITED KINGDOM	P01600GB0	DCA	11/1/1991	92900612.0	3/26/1997	0559751	ISSUED

JAPAN	P01600JP0	DCA	11/1/1991	501851/92	9/5/1996	2557779	ISSUED